UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 29, 2010 (November 23, 2010)

HOSPITALITY PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-964-8389

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

We previously reported that Host Hotels & Resorts Inc., or Host, had disclosed in filings with the Securities and Exchange Commission its intent not to exercise the renewal option at the end of the current lease term for 53 Courtyard by Marriott® hotels, which we refer to as our Marriott No. 1 lease.  On November 23, 2010, Host’s relevant subsidiary notified us of its election not to extend the term of that lease.  Upon the scheduled expiration of the agreement on December 31, 2012, we are required to return the $50,540,000 security deposit to the Host subsidiary tenant and we expect to lease these 53 hotels to a wholly owned taxable real estate investment trust subsidiary and to continue the existing hotel brand and management agreements with subsidiaries of Marriott International, Inc.

For more information about our Marriott No. 1 lease, please refer to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010 under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Property Management Agreements, Leases and Operating Statistics”.  A copy of that lease is filed as Exhibit 10.15 to our Annual Report on Form 10-K for the year ended December 31, 1999 and was incorporated by reference as Exhibit 10.12 to our Annual Report on Form 10-K for the year ended December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST

By:	/s/ Mark L. Kleifges
Name:	Mark L. Kleifges
Title:	Treasurer and Chief Financial Officer

Dated:  November 29, 2010